Assured Guaranty Ltd.
December 31, 2018
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2018.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (2) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates or Assured Guaranty’s loss experience; (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) increased competition, including from new entrants into the financial guaranty industry; (7) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (8) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (9) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (11) changes in applicable accounting policies or practices; (12) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (13) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; (14) the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) loss of key personnel; (17) the effects of mergers, acquisitions and divestitures; (18) natural or man-made catastrophes; (19) other risk factors identified in AGL's filings with the SEC; (20) other risks and uncertainties that have not been identified at this time and; (21) management’s response to these factors. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss)	$88	$52	$521	$730
Non-GAAP operating income(1)	92	91	482	661
Gain (loss) related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation) (net of tax provision (benefit) of $(1), $1, $(1) and $6) included in non-GAAP operating income	(3)	2	(4)	11

Net income (loss) per diluted share	$0.83	$0.44	$4.68	$5.96
Non-GAAP operating income per diluted share(1)	0.87	0.77	4.34	5.41
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	(0.02)	0.02	(0.03)	0.10

Weighted average shares outstanding
Basic shares outstanding	105.2	117.1	110.0	120.6
Diluted shares outstanding (2)	106.4	118.9	111.3	122.3

Effective tax rate on net income	12.8%	66.6%	10.2%	26.3%
Effective tax rate on non-GAAP operating income (3)	11.8%	48.4%	8.9%	22.5%
Effect of FG VIE consolidation included in effective tax rate on non-GAAP operating income	(0.3)%	(0.5)%	(0.1)%	0.2%

Return on equity (ROE) calculations (4):
GAAP ROE	5.4%	3.0%	7.8%	10.9%
Non-GAAP operating ROE (1)	5.8%	5.6%	7.5%	10.2%
Effect of FG VIE consolidation on non-GAAP operating ROE	(0.2)%	0.2%	(0.1)%	0.1%

New business:
Gross written premiums (GWP)	$96	$72	$612	$307
Present value of new business production (PVP) (1)	96	77	663	289
Gross par written	4,850	4,776	24,624	18,024

			As of
			December 31,	December 31,
			2018	2017
Shareholders' equity			$6,555	$6,839
Non-GAAP operating shareholders' equity (1)			6,342	6,521
Non-GAAP adjusted book value (1)			8,922	9,020
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			3	5
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(15)	(14)

Shares outstanding at the end of period			103.7	116.0

Shareholders' equity per share			$63.23	$58.95
Non-GAAP operating shareholders' equity per share (1)			61.17	56.20
Non-GAAP adjusted book value per share (1)			86.06	77.74
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			0.03	0.03
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(0.15)	(0.12)

Financial guaranty net debt service outstanding			$371,586	$401,118
Financial guaranty net par outstanding			241,802	264,952
Claims-paying resources (5)			11,815	12,021

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Non-GAAP diluted shares outstanding were the same as diluted shares calculated in accordance with accounting principles generally accepted in the United States of America (GAAP) since both net income and non-GAAP operating income were positive for all periods.

3)	Represents the ratio of non-GAAP operating provision for income taxes to non-GAAP operating income before income taxes.

4)	Quarterly ROE calculations represent annualized returns. See page 7 for additional information on calculation.

5)	See page 9 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$28	$82	$159	$286
Net change in fair value of credit derivatives, pre-tax	—	—	6	26

Net income effect	21	53	129	208
Net income per diluted share	0.20	0.44	1.16	1.70

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(1), pre-tax	28	82	163	295
Non-GAAP operating income(1) effect	21	53	126	196
Non-GAAP operating income per diluted share (1)	0.20	0.44	1.14	1.60

1)
Consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of non-GAAP operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	December 31,	December 31,
	2018	2017
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,089	$10,674
Short-term investments, at fair value	729	627
Other invested assets	55	94
Total investment portfolio	10,873	11,395

Cash	104	144
Premiums receivable, net of commissions payable	904	915
Ceded unearned premium reserve	59	119
Deferred acquisition costs	105	101
Salvage and subrogation recoverable	490	572
Financial guaranty variable interest entities' (FG VIEs') assets, at fair value	569	700
Other assets	499	487
Total assets	$13,603	$14,433

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,512	$3,475
Loss and loss adjustment expense (LAE) reserve	1,177	1,444
Long-term debt	1,233	1,292
Credit derivative liabilities	209	271
FG VIEs' liabilities with recourse, at fair value	517	627
FG VIEs' liabilities without recourse, at fair value	102	130
Other liabilities	298	355
Total liabilities	7,048	7,594

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	86	573
Retained earnings	6,374	5,892
Accumulated other comprehensive income	93	372
Deferred equity compensation	1	1
Total shareholders' equity	6,555	6,839
Total liabilities and shareholders' equity	$13,603	$14,433

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Net earned premiums	$125	$178	$548	$690
Net investment income	100	96	398	418
Net realized investment gains (losses)	(18)	(14)	(32)	40
Net change in fair value of credit derivatives	9	5	112	111
Fair value gains (losses) on FG VIEs	3	5	14	30
Bargain purchase gain and settlement of pre-existing relationships	—	—	—	58
Commutation gains (losses)	—	—	(16)	328
Other income (loss)	(5)	11	(22)	64
Total revenues	214	281	1,002	1,739
Expenses:
Loss and LAE	21	34	64	388
Amortization of deferred acquisition costs	4	6	16	19
Interest expense	23	24	94	97
Other operating expenses	65	61	248	244
Total expenses	113	125	422	748
Income (loss) before income taxes	101	156	580	991
Provision (benefit) for income taxes	13	104	59	261
Net income (loss)	$88	$52	$521	$730

Earnings per share:
Basic	$0.84	$0.44	$4.73	$6.05
Diluted	$0.83	$0.44	$4.68	$5.96

Assured Guaranty Ltd.
Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation
(dollars in millions)

Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation for the Three Months Ended December 31, 2018 and December 31, 2017

	Three Months Ended		Three Months Ended
	December 31, 2018		December 31, 2017
	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)		Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(3)	$—		$(3)
Net investment income	—	(1)	—		(1)
Net realized investment gains (losses)	(18)	—	(14)		—
Net change in fair value of credit derivatives	4	—	1		—
Fair value gains (losses) on FG VIEs	—	3	—		5
Other income (loss)	5	—	10		—
Total revenue adjustments	(9)	(1)	(3)		1
Adjustments to expenses:
Loss expense	(6)	3	18		(2)
Total expense adjustments	(6)	3	18		(2)
Pre-tax adjustments	(3)	(4)	(21)		3
Tax effect of adjustments	1	(1)	18	(3)	1
After-tax adjustments	$(4)	$(3)	$(39)		$2

Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation for the Year Ended December 31, 2018 and December 31, 2017

	Year Ended		Year Ended
	December 31, 2018		December 31, 2017
	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)		Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(12)	$—		$(15)
Net investment income	—	(4)	—		(5)
Net realized investment gains (losses)	(32)	—	40		—
Net change in fair value of credit derivatives	92	—	86		—
Fair value gains (losses) on FG VIEs	—	14	—		30
Other income (loss)	(18)	—	55		—
Total revenue adjustments	42	(2)	181		10
Adjustments to expenses:
Loss expense	(9)	3	43		(7)
Total expense adjustments	(9)	3	43		(7)
Pre-tax adjustments	51	(5)	138		17
Tax effect of adjustments	12	(1)	69	(3)	6
After-tax adjustments	$39	$(4)	$69		$11

1)
The "Non-GAAP Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at non-GAAP operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

3)	Three months and year ended December 31, 2017 include $26 million adjustment to tax expense related to the estimated effect of tax reform under the 2017 Tax Cuts and Jobs Act.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Non-GAAP Operating Income Reconciliation	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income (loss)	$88	$52	$521	$730
Less pre-tax adjustments:
Realized gains (losses) on investments	(18)	(14)	(32)	40
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	10	(17)	101	43
Fair value gains (losses) on committed capital securities (CCS) (1)	17	2	14	(2)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves(1)	(12)	8	(32)	57
Total pre-tax adjustments	(3)	(21)	51	138
Less tax effect on pre-tax adjustments	(1)	(18)	(12)	(69)
Non-GAAP operating income	$92	$91	$482	$661

Gain (loss) related to FG VIE consolidation (net of tax provision (benefit) of $(1), $1, $(1) and $6) included in non-GAAP operating income	$(3)	$2	$(4)	$11

Per diluted share:
Net income (loss)	$0.83	$0.44	$4.68	$5.96
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.17)	(0.12)	(0.29)	0.33
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.09	(0.14)	0.90	0.35
Fair value gains (losses) on CCS (1)	0.16	0.01	0.13	(0.02)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves (1)	(0.11)	0.07	(0.29)	0.46
Total pre-tax adjustments	(0.03)	(0.18)	0.45	1.12
Less tax effect on pre-tax adjustments	(0.01)	(0.15)	(0.11)	(0.57)
Non-GAAP operating income	$0.87	$0.77	$4.34	$5.41

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$(0.02)	$0.02	$(0.03)	$0.10

1) Included in other income (loss) in the condensed consolidated statements of operations.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	December 31,	September 30,	December 31,	September 30,	December 31,
	2018	2018	2017	2017	2016
Shareholders' equity	$6,555	$6,583	$6,839	$6,878	$6,504
Non-GAAP operating shareholders' equity	6,342	6,420	6,521	6,590	6,386
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	3	3	5	3	(7)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2018	2017	2018	2017
Net income (loss)		$88	$52	$521	$730
Non-GAAP operating income		92	91	482	661
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income		(3)	2	(4)	11

Average shareholders' equity		$6,569	$6,859	$6,697	$6,672
Average non-GAAP operating shareholders' equity		6,381	6,556	6,432	6,454
Gain (loss) related to FG VIE consolidation included in average non-GAAP operating shareholders' equity		3	4	4	(1)

GAAP ROE (1)		5.4%	3.0%	7.8%	10.9%
Non-GAAP operating ROE (1)		5.8%	5.6%	7.5%	10.2%
Effect of FG VIE consolidation included in non-GAAP operating ROE		(0.2)%	0.2%	(0.1)%	0.1%

1)	Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	December 31,	September 30,	December 31,	September 30,	December 31,
	2018	2018	2017	2017	2016
Reconciliation of shareholders' equity to non-GAAP adjusted book value:
Shareholders' equity	$6,555	$6,583	$6,839	$6,878	$6,504
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(45)	(55)	(146)	(129)	(189)
Fair value gains (losses) on CCS	74	57	60	58	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	247	215	487	506	316
Less taxes	(63)	(54)	(83)	(147)	(71)
Non-GAAP operating shareholders' equity	6,342	6,420	6,521	6,590	6,386
Pre-tax reconciling items:
Less: Deferred acquisition costs	105	103	101	106	106
Plus: Net present value of estimated net future revenue	204	211	146	144	136
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,005	3,012	2,966	3,091	2,922
Plus taxes	(524)	(528)	(512)	(899)	(832)
Non-GAAP adjusted book value	$8,922	$9,012	$9,020	$8,820	$8,506

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(1), $(1), $(2), $(1), and $4)	3	3	5	3	(7)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $4, $4, $3, $7, and $12)	(15)	(14)	(14)	(13)	(24)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of December 31, 2018
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,533	$1,793	$321	$986	$(485)	$5,148
Contingency reserve(1)	1,034	629	200	—	(200)	1,663
Qualified statutory capital	3,567	2,422	521	986	(685)	6,811
Unearned premium reserve and net deferred ceding commission income(1)	1,873	484	195	706	(308)	2,950
Loss and LAE reserves (1)	518	236	—	269	—	1,023
Total policyholders' surplus and reserves	5,958	3,142	716	1,961	(993)	10,784
Present value of installment premium	178	137	(1)	136	1	451
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	180	180	180	—	(360)	180
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,516	3,659	895	2,097	(1,352)	11,815
Adjustment for MAC (4)	434	281	—	—	(715)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$6,082	$3,378	$895	$2,097	$(637)	$11,815

Statutory net par outstanding (5)	$115,555	$26,263	$23,621	$66,549	$(343)	$231,645
Equity method adjustment (4)	14,338	9,283	—	—	(23,621)	—
Adjusted statutory net par outstanding (1)	$129,893	$35,546	$23,621	$66,549	$(23,964)	$231,645

Net debt service outstanding (5)	$183,075	$39,473	$34,962	$103,446	$(476)	$360,480
Equity method adjustment (4)	21,222	13,740	—	—	(34,962)	—
Adjusted net debt service outstanding (1)	$204,297	$53,213	$34,962	$103,446	$(35,438)	$360,480
Ratios:
Adjusted net par outstanding to qualified statutory capital	36:1	15:1	45:1	67:1		34:1
Capital ratio (6)	57:1	22:1	67:1	105:1		53:1
Financial resources ratio (7)	31:1	15:1	39:1	49:1		31:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. AGM has been adjusted to include 100% share of its European insurance subsidiary. Amounts include financial guaranty insurance and credit derivatives. Beginning in the second quarter of 2018, the Company incorporates deferred ceding commission income in claims-paying resources.

2)
Represents the $180 million portion placed with an unaffiliated reinsurer of a $400 million aggregate excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2018. The facility terminates on January 1, 2020, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages, and (iii) eliminations of intercompany deferred ceding commissions. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of United States (U.S.) statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended December 31, 2018 and December 31, 2017

	Three Months Ended					Three Months Ended
	December 31, 2018					December 31, 2017
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$93	$4	$(1)	$—	$96	$58	$13	$(4)	$5	$72
Less: Installment GWP and other GAAP adjustments(1)	25	3	(1)	—	27	(2)	13	(4)	2	9
Upfront GWP	68	1	—	—	69	60	—	—	3	63
Plus: Installment premium PVP	21	2	1	3	27	(1)	8	7	—	14
Total PVP	$89	$3	$1	$3	$96	$59	$8	$7	$3	$77

Gross par written	$4,555	$96	$25	$174	$4,850	$4,367	$116	$246	$47	$4,776

Reconciliation of GWP to PVP for the Year Ended December 31, 2018 and December 31, 2017

	Year Ended					Year Ended
	December 31, 2018					December 31, 2017
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S. (2)	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$320	$115	$167	$10	$612	$190	$105	$(1)	$13	$307
Less: Installment GWP and other GAAP adjustments(1)	34	75	9	1	119	(3)	103	(1)	—	99
Upfront GWP	286	40	158	9	493	193	2	—	13	208
Plus: Installment premium PVP(2)	105	54	8	3	170	3	64	12	2	81
Total PVP	$391	$94	$166	$12	$663	$196	$66	$12	$15	$289

Gross par written	$19,572	$3,817	$902	$333	$24,624	$15,957	$1,376	$489	$202	$18,024

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

2)	Includes PVP of credit derivatives assumed in the Syncora Guarantee Inc. (SGI) transaction in the second quarter of 2018.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Year Ended
	December 31, 2018		December 31, 2018
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance:
General obligation	$1,702	BBB+	$6,272	A-
Tax backed	851	BBB+	3,583	A-
Municipal utilities	218	A-	2,607	A
Transportation	562	BBB	1,366	A-
Infrastructure finance	191	BBB	1,307	A
Healthcare	661	BBB+	1,156	BBB
Higher education	222	A	927	A
Investor owned utilities	—	—	862	A-
Housing revenue	148	BBB-	352	BBB
Other	—	—	1,140	A
Total U.S. public finance	4,555	BBB+	19,572	A-
Non-U.S. public finance:
Regulated utilities	—	—	2,590	BBB+
Infrastructure finance	96	A-	1,094	BBB-
Other	—	—	133	A+
Total non-U.S. public finance	96	A-	3,817	BBB
Total public finance	$4,651	BBB+	$23,389	A-

U.S. structured finance:
Residential mortgage-backed securities (RMBS)	$—	—	$327	B-
Pooled corporate obligations	—	—	271	A
Commercial receivables	—	—	139	BBB
Commercial mortgage-backed securities (CMBS)	—	—	85	BBB
Structured credit	25	BBB	66	BBB
Other	—	—	14	A-
Total U.S. structured finance	25	BBB	902	BB+
Non-U.S. structured finance:
Commercial receivable	—	—	139	BBB+
RMBS	—	—	19	BBB
Other	174	BBB-	175	BBB-
Total non-U.S. structured finance	174	BBB-	333	BBB
Total structured finance	$199	BBB-	$1,235	BBB-

Total gross par written	$4,850	BBB+	$24,624	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

									Year Ended
	1Q-17	2Q-17	3Q-17	4Q-17	1Q-18	2Q-18	3Q-18	4Q-18	2017	2018
PVP:
Public finance - U.S.	$52	$46	$39	$59	$35	$234	$33	$89	$196	$391
Public finance - non-U.S.	40	14	4	8	26	53	12	3	66	94
Structured finance - U.S.	5	—	—	7	—	158	7	1	12	166
Structured finance - non-U.S.	2	10	—	3	—	9	—	3	15	12
Total PVP	$99	$70	$43	$77	$61	$454	$52	$96	$289	$663

Reconciliation of GWP to PVP:

Total GWP	$111	$79	$45	$72	$73	$393	$50	$96	$307	$612
Less: Installment GWP and other GAAP adjustments	55	25	10	9	22	58	12	27	99	119
Upfront GWP	56	54	35	63	51	335	38	69	208	493
Plus: Installment premium PVP	43	16	8	14	10	119	14	27	81	170
Total PVP	$99	$70	$43	$77	$61	$454	$52	$96	$289	$663

Gross par written:
Public finance - U.S.	$3,430	$4,832	$3,328	$4,367	$2,004	$10,675	$2,338	$4,555	$15,957	$19,572
Public finance - non-U.S.	990	181	89	116	187	3,345	189	96	1,376	3,817
Structured finance - U.S.	243	—	—	246	11	393	473	25	489	902
Structured finance - non-U.S.	28	127	—	47	—	158	1	174	202	333
Total	$4,691	$5,140	$3,417	$4,776	$2,202	$14,571	$3,001	$4,850	$18,024	$24,624

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Investment Portfolio and Cash
As of December 31, 2018
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio:
Fixed maturity securities, available-for-sale:
U.S. obligations of states and political subdivisions(4)	$4,632	3.52%	3.28%	$4,772	$163
Insured obligations of state and political subdivisions (2)	129	4.64	4.24	139	6
U.S. Treasury securities and obligations of U.S. government agencies	111	3.17	2.59	114	4
Agency obligations	56	5.34	4.87	61	3
Corporate securities (4)	2,175	3.14	2.71	2,136	68
Mortgage-backed securities:
RMBS (3)(4)	999	4.78	4.03	982	48
CMBS	542	3.31	2.87	539	18
Asset-backed securities (4)	942	7.64	6.09	1,068	72
Non-U.S. government securities	298	1.50	1.21	278	4
Total fixed maturity securities	9,884	3.91	3.43	10,089	386
Short-term investments	729	2.22	1.82	729	16
Cash (5)	104	—	—	104	—
Total	$10,717	3.79%	3.32%	$10,922	$402

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$114	1.2%
Agency obligations	61	0.6%
AAA/Aaa	1,589	15.7%
AA/Aa	4,686	46.4%
A/A	1,994	19.8%
BBB	504	5.0%
Below investment grade (BIG) (7)	1,087	10.8%
Not rated	54	0.5%
Total fixed maturity securities, available-for-sale	$10,089	100.0%

Duration of fixed maturity securities and short-term investments (in years):		4.9

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $9 million insured by AGM.

3) Includes fair value of $226 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,609 million in par with carrying value of $1,084 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues
2018 (as of December 31)		$371,586
2019 Q1	$8,176	363,410	$87	$5	$(3)	$4
2019 Q2	6,710	356,700	84	5	(2)	4
2019 Q3	8,354	348,346	82	4	(2)	3
2019 Q4	6,553	341,793	79	4	(2)	3
2020	22,592	319,201	302	17	(7)	13
2021	23,358	295,843	275	15	(6)	12
2022	20,880	274,963	250	14	(5)	11
2023	17,934	257,029	229	13	(4)	10

2019-2023	114,557	257,029	1,388	77	(31)	60
2024-2028	86,801	170,228	898	49	(15)	44
2029-2033	68,379	101,849	603	28	(12)	36
2034-2038	48,458	53,391	339	15	(9)	28
After 2038	53,391	—	284	12	—	28
Total	$371,586		$3,512	$181	$(67)	$196

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2018. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.

2)	See page 16, ‘‘Net Expected Loss to be Expensed.’’

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2018 (as of December 31)						$11,137
2019 Q1	$23	$213	$33	$375	$644	10,493
2019 Q2	17	175	(6)	169	355	10,138
2019 Q3	17	163	(8)	121	293	9,845
2019 Q4	21	154	(13)	106	268	9,577
2020	173	580	(2)	444	1,195	8,382
2021	169	487	1	538	1,195	7,187
2022	109	466	73	512	1,160	6,027
2023	47	348	8	226	629	5,398

2019-2023	576	2,586	86	2,491	5,739	5,398
2024-2028	272	922	243	873	2,310	3,088
2029-2033	186	238	551	389	1,364	1,724
2034-2038	228	516	164	588	1,496	228
After 2038	79	8	50	91	228	—
Total structured finance	$1,341	$4,270	$1,094	$4,432	$11,137

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2018 (as of December 31)		$230,665
2019 Q1	$4,802	225,863
2019 Q2	3,632	222,231
2019 Q3	5,478	216,753
2019 Q4	3,727	213,026
2020	11,484	201,542
2021	12,827	188,715
2022	10,940	177,775
2023	8,999	168,776

2019-2023	61,889	168,776
2024-2028	50,296	118,480
2029-2033	44,188	74,292
2034-2038	33,709	40,583
After 2038	40,583	—
Total public finance	$230,665

Net par outstanding (end of period)

	1Q-17	2Q-17	3Q-17	4Q-17	1Q-18	2Q-18	3Q-18	4Q-18
Public finance - U.S.	$238,050	$232,418	$218,216	$209,392	$201,337	$200,378	$190,418	$186,562
Public finance - non-U.S.	39,343	40,533	42,727	42,922	43,747	45,442	44,735	44,103
Structured finance - U.S.	18,446	15,655	13,142	11,224	10,681	10,749	10,611	9,944
Structured finance - non-U.S.	2,404	2,014	1,682	1,414	1,324	1,235	1,176	1,193
Net par outstanding	$298,243	$290,620	$275,767	$264,952	$257,089	$257,804	$246,940	$241,802

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed
As of December 31, 2018
(dollars in millions)

Net Expected Loss to be Expensed (1)
GAAP

2019 Q1	$8
2019 Q2	10
2019 Q3	9
2019 Q4	9
2020	37
2021	39
2022	40
2023	38

2019-2023	190
2024-2028	156
2029-2033	104
2034-2038	47
After 2038	10
Total expected present value of net expected loss to be expensed(2)	507
Future accretion	88
Total expected future loss and LAE	$595

1)	The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 3.06% for U.S. dollar denominated obligations.

2)	Excludes $42 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	December 31, 2018		December 31, 2017
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$78,800	A-	$90,705	A-
Tax backed	40,616	A-	44,350	A-
Municipal utilities	28,462	A-	32,357	A-
Transportation	15,197	A-	17,030	A-
Healthcare	6,750	A-	8,763	A
Higher education	6,643	A-	8,195	A
Infrastructure finance	5,489	A-	4,216	BBB+
Housing revenue	1,435	BBB+	1,319	BBB+
Investor-owned utilities	1,001	A-	523	A-
Other public finance	2,169	A-	1,934	A
Total U.S. public finance	186,562	A-	209,392	A-
Non-U.S. public finance:
Regulated utilities	18,325	BBB+	16,689	BBB+
Infrastructure finance	17,216	BBB	18,234	BBB
Pooled infrastructure	1,373	AAA	1,561	AAA
Other public finance	7,189	A	6,438	A
Total non-U.S. public finance	44,103	BBB+	42,922	BBB+
Total public finance	$230,665	A-	$252,314	A-

U.S. structured finance:
RMBS	$4,270	BBB-	$4,818	BBB-
Insurance securitizations	1,435	A+	1,449	A+
Consumer receivables	1,255	A-	1,590	A-
Pooled corporate obligations	1,215	AA-	1,347	A
Financial products	1,094	AA-	1,418	AA-
Other structured finance	675	A-	602	A
Total U.S. structured finance	9,944	A-	11,224	BBB+

Non-U.S. structured finance:
RMBS	576	A-	637	A-
Pooled corporate obligations	126	A	157	A+
Other structured finance	491	A	620	A
Total non-U.S. structured finance	1,193	A	1,414	A
Total structured finance	$11,137	A-	$12,638	A-

Total	$241,802	A-	$264,952	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of December 31, 2018
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$413	0.2%	$2,399	5.4%	1,533	15.4%	273	22.9%	$4,618	1.9%
AA	21,646	11.6	1,711	3.9	3,599	36.2	65	5.4	27,021	11.2
A	105,180	56.4	13,013	29.5	1,016	10.2	206	17.3	119,415	49.4
BBB	52,935	28.4	25,939	58.8	1,164	11.7	550	46.1	80,588	33.3
BIG	6,388	3.4	1,041	2.4	2,632	26.5	99	8.3	10,160	4.2
Net Par Outstanding (1)	$186,562	100.0%	$44,103	100.0%	$9,944	100.0%	$1,193	100.0%	$241,802	100.0%

1)	As of December 31, 2018, excludes $1.9 billion of net par attributable to loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of December 31, 2018
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total

U.S.:
U.S. public finance:
California	$33,847	14.0%
Texas	16,915	7.0
Pennsylvania	16,866	7.0
New York	15,077	6.2
Illinois	14,914	6.2
New Jersey	10,998	4.5
Florida	8,518	3.5
Michigan	5,635	2.3
Puerto Rico	4,767	2.0
Alabama	4,230	1.7
Other	54,795	22.7
Total U.S. public finance	186,562	77.1
U.S. structured finance	9,944	4.1
Total U.S.	196,506	81.2

Non-U.S.:
United Kingdom	31,128	12.9
France	3,189	1.3
Canada	2,659	1.1
Australia	2,103	0.9
Italy	1,176	0.5
Other	5,041	2.1
Total non-U.S.	45,296	18.8

Total net par outstanding	$241,802	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Non-Financial Guaranty Exposure
As of December 31, 2018
(dollars in millions)

	Gross Exposure		Net Exposure
	As of December 31, 2018	As of December 31, 2017	As of December 31, 2018	As of December 31, 2017
Life insurance capital relief transactions (1)	$880	$773	$763	$675
Aircraft residual value insurance policies	340	201	218	140

1)	The life insurance capital relief transactions net exposure is expected to increase to approximately $1 billion prior to September 30, 2036.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of December 31, 2018
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$4,971	$4,767	$8,035	$7,743

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (2) (3)	$647	$301	$393	$(1)	$1,340	$1,383
Puerto Rico Public Buildings Authority (PBA)	9	142	—	(9)	142	148
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (3)	233	495	195	(79)	844	874
PRHTA (Highways revenue) (3)	351	84	40	—	475	536
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)	—	15	1	—	16	16
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA) (3)	544	72	232	—	848	866
Puerto Rico Aqueduct and Sewer Authority (PRASA) (4)	—	284	89	—	373	373
Puerto Rico Municipal Finance Agency (MFA) (4)	189	40	74	—	303	349
Puerto Rico Sales Tax Financing Corporation (COFINA) (5)	264	—	9	—	273	273
University of Puerto Rico (U of PR) (4)	—	1	—	—	1	1
Total exposure to Puerto Rico	$2,237	$1,586	$1,033	$(89)	$4,767	$4,971

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

2)	Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $2 million and fully accreted net par at maturity of $3 million.

3)
As of the date of this filing, the seven-member financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these exposures.

4)	As of the date of this filing, the Company has not paid claims on these credits.

5)	As of the date of this filing, a plan of adjustment under PROMESA is effective for this credit.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of December 31, 2018
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2019 Q1	2019 Q2	2019Q3	2019 Q4	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029 -2033	2034 -2038	2039 -2043	2044 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (1)	$—	$—	$87	$—	$141	$15	$37	$14	$73	$68	$34	$90	$33	$341	$407	$—	$—	$1,340
PBA	—	—	3	—	5	13	—	7	—	7	11	40	—	36	20	—	—	142
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	—	—	32	—	25	18	28	33	4	29	24	29	34	127	296	165	—	844
PRHTA (Highway revenue)	—	—	21	—	22	35	6	32	33	34	1	—	9	145	137	—	—	475
PRCCDA	—	—	—	—	—	—	—	—	—	—	—	19	—	50	83	—	—	152
PRIFA	—	—	—	—	—	—	—	2	—	—	—	—	—	—	3	11	—	16
Other Public Corporations
PREPA	—	—	26	—	48	28	28	95	93	68	106	105	68	174	9	—	—	848
PRASA	—	—	—	—	—	—	—	—	2	25	26	28	29	—	2	—	261	373
MFA	—	—	55	—	45	40	40	22	17	17	34	12	11	10	—	—	—	303
COFINA	—	—	—	—	(1)	(2)	(2)	1	—	(2)	(2)	(2)	(2)	20	11	254	—	273
U of PR	—	—	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Total	$—	$—	$224	$—	$285	$147	$137	$206	$222	$246	$234	$321	$182	$904	$968	$430	$261	$4,767

1)	Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $2 million and fully accreted net par at maturity of $3 million.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of December 31, 2018
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2019 Q1	2019 Q2	2019Q3	2019 Q4	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029 -2033	2034 -2038	2039 -2043	2044 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (1)	$35	$—	$121	$—	$206	$74	$94	$71	$128	$119	$82	$136	$73	$512	$457	$—	$—	$2,108
PBA	3	—	7	—	12	20	6	13	6	13	17	44	4	51	23	—	—	219
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	22	—	54	—	67	59	68	72	41	66	59	63	66	262	374	180	—	1,453
PRHTA (Highway revenue)	13	—	34	—	46	58	27	52	51	51	17	15	25	208	152	—	—	749
PRCCDA	3	—	4	—	7	7	7	7	7	7	7	26	6	78	91	—	—	257
PRIFA	—	—	—	—	1	1	1	2	1	1	1	1	1	3	7	12	—	32
Other Public Corporations
PREPA	17	3	43	3	87	63	62	128	121	91	126	122	80	198	10	—	—	1,154
PRASA	10	—	10	—	19	19	19	19	21	44	44	44	44	68	70	68	300	799
MFA	8	—	62	—	58	50	48	28	23	21	37	14	11	11	—	—	—	371
COFINA	6	—	6	—	13	13	13	16	15	12	13	13	13	95	76	296	—	600
U of PR	—	—	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Total	$117	$3	$341	$3	$516	$364	$345	$408	$414	$425	$403	$478	$323	$1,487	$1,260	$556	$300	$7,743

1)	Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $2 million and fully accreted net par at maturity of $3 million.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of December 31, 2018
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$268	20.9%	46.6%	67.6%
AA	541	42.2	45.5	57.7
A	264	20.6	31.2	33.1
BBB	166	13.0	41.5	44.6
BIG	42	3.3	N/A	N/A
Total exposures	$1,281	100.0%	41.9%	52.2%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Trust preferred
Banks and insurance	$797	62.2%	44.7%	57.2%	AA
U.S. mortgage and real estate investment trusts	136	10.6	47.4	58.6	A-
Collateralized bond obligations / collateralized loan obligations	233	18.2	29.2	31.1	A-
Other pooled corporates	115	9.0	N/A	N/A	A+
Total exposures	$1,281	100.0%	41.9%	52.2%	A+

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of December 31, 2018
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$12	$132	$21	$992	$2	$1,159
AA	20	140	20	253	—	433
A	—	—	—	51	—	51
BBB	17	46	—	29	148	240
BIG	87	383	46	1,116	755	2,387
Total exposures	$136	$701	$87	$2,441	$905	$4,270

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$27	$23	$2	$724	$68	$844
2005	62	241	29	233	172	737
2006	47	49	14	375	267	752
2007	—	388	42	1,049	398	1,877
2008	—	—	—	60	—	60
Total exposures	$136	$701	$87	$2,441	$905	$4,270

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 4)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	December 31, 2018	December 31, 2017
U.S. public finance:
Tax backed	$2,263	$2,408
General obligation	2,146	3,097
Municipal utilities	1,487	1,324
Higher education	217	102
Transportation	85	94
Healthcare	55	77
Housing revenue	18	18
Investor-owned utilities	5	—
Infrastructure finance	2	2
Other public finance	110	18
Total U.S. public finance	6,388	7,140
Non-U.S. public finance:
Infrastructure finance	654	1,320
Other public finance	387	411
Total non-U.S. public finance	1,041	1,731
Total public finance	$7,429	$8,871

U.S. structured finance:
RMBS	$2,387	$2,761
Consumer receivables	125	186
Pooled corporate obligations	—	161
Insurance securitizations	85	85
Other structured finance	35	68
Total U.S. structured finance	2,632	3,261
Non-U.S. structured finance:
RMBS	45	48
Pooled corporate obligations	42	42
Commercial receivables	12	16
Total non-U.S. structured finance	99	106
Total structured finance	$2,731	$3,367
Total BIG net par outstanding	$10,160	$12,238

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 4)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	December 31, 2018	December 31, 2017
Category 1
U.S. public finance	$1,767	$2,368
Non-U.S. public finance	796	1,455
U.S. structured finance	397	603
Non-U.S. structured finance	98	102
Total Category 1	3,058	4,528
Category 2
U.S. public finance	399	663
Non-U.S. public finance	245	276
U.S. structured finance	293	418
Non-U.S. structured finance	—	4
Total Category 2	937	1,361
Category 3
U.S. public finance	4,222	4,109
Non-U.S. public finance	—	—
U.S. structured finance	1,942	2,240
Non-U.S. structured finance	1	—
Total Category 3	6,165	6,349
BIG Total	$10,160	$12,238

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 4)
As of December 31, 2018
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,498	CCC
Puerto Rico Highways & Transportation Authority	1,319	CCC
Puerto Rico Electric Power Authority	848	CCC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Puerto Rico Municipal Finance Agency	303	CCC
Puerto Rico Sales Tax Financing Corporation	273	CCC
Jackson Water & Sewer System, Mississippi	191	BB
Virgin Islands Public Finance Authority	169	BB
Puerto Rico Convention Center District Authority	152	CCC
Stockton Pension Obligation Bonds, California	110	B
Alabama State University (Montgomery)	109	BB+
Penn Hills School District, Pennsylvania	107	BB
Coatesville Area School District, Pennsylvania	75	BB
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	70	BB
Atlantic City, New Jersey	57	BB
Virgin Islands Water and Power Authority	54	BB
Total U.S. public finance	$5,708

Non-U.S. public finance:
Valencia Fair	$316	BB-
Road Management Services PLC (A13 Highway)	198	B+
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	177	BB+
Autovia de la Mancha, S.A.	113	BB
CountyRoute (A130) plc	81	BB-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	51	B+
Total non-U.S. public finance	$936
Total	$6,644

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

1)	Transactions below B- are categorized as CCC.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 4)
As of December 31, 2018
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$196	CCC	13.7%
Soundview 2007-WMC1	160	CCC	32.3%
Nomura Asset Accept. Corp. 2007-1	120	CCC	19.0%
Option One Mortgage Loan Trust 2007-Hl1	113	CCC	23.6%
New Century 2005-A	94	CCC	13.4%
Argent Securities Inc., Asset Backed Pass Through Certificates 2005-W4	93	CCC	14.1%
Countrywide Home Equity Loan Trust 2007-D	74	B	2.3%
MABS 2007-NCW	73	CCC	21.2%
Countrywide HELOC 2007-A	72	BB	3.1%
Countrywide HELOC 2006-F	69	BB	2.6%
Countrywide HELOC 2007-B	68	BB	2.7%
Countrywide Home Equity Loan Trust 2005-J	63	B	4.1%
Countrywide HELOC 2005-D	62	B	2.0%
Soundview (Delta) 2008-1	60	CCC	21.4%
Ace 2007-D1	58	CCC	24.7%
IndyMac 2007-H1 HELOC	54	CCC	2.4%
Ace Home Equity Loan Trust 2007-SL1	53	CCC	2.3%
Subtotal RMBS	$1,482

Non-RMBS:
Ballantyne Re Plc	$85	CCC	N/A
National Collegiate Trust Series 2006-2	68	CCC	2.8%
Subtotal non-RMBS	$153
Total U.S. structured finance	$1,635

Total non-U.S. structured finance	$—
Total	$1,635

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

1)	Transactions below B- are categorized as CCC.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of December 31, 2018
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)

New Jersey (State of)	$4,245	BBB
Pennsylvania (Commonwealth of)	1,986	A-
Illinois (State of)	1,967	BBB
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,498	CCC
Puerto Rico Highways & Transportation Authority	1,319	CCC
Chicago (City of) Illinois	1,300	BBB
North Texas Tollway Authority	1,242	A
California (State of)	1,177	A
Massachusetts (Commonwealth of)	1,160	AA-
Wisconsin (State of)	1,124	A+
New York (City of) New York	1,088	AA-
Great Lakes Water Authority (Sewerage), Michigan	982	BBB+
New York Metropolitan Transportation Authority	981	A
San Diego Family Housing, LLC Military Housing	963	AA
Philadelphia (City of) Pennsylvania	951	BBB+
Chicago Public Schools, Illinois	916	BBB-
Port Authority of New York & New Jersey	861	BBB-
Philadelphia School District, Pennsylvania	860	A-
Puerto Rico Electric Power Authority	848	CCC
Massachusetts (Commonwealth of) Water Resources	837	AA
Suffolk County, New York	813	BBB
Metropolitan Pier & Exposition Authority, Illinois	811	BBB-
Long Island Power Authority	807	BBB+
Nassau County, New York	767	A-
Connecticut (State of)	759	A-
Pennsylvania Turnpike Commission	756	A-
Georgia Board of Regents	756	A
Clarksville Natural Gas Acquisition Corporation, Tennessee	751	A
Arizona (State of)	750	A+
Regional Transportation Authority, Illinois	693	AA-
Jefferson County Alabama Sewer	680	BBB
LCOR Alexandria LLC	615	BBB+
Metro Washington Airports Authority (Dulles Toll Road)	609	BBB+
Oglethorpe Power Corporation, Georgia	575	BBB
Garden State Preservation Trust (Open Space & Farmland), New Jersey	569	BBB+
Sacramento County, California	567	A-
ProMedica Healthcare Obligated Group	550	BBB+
New Jersey Turnpike Authority, New Jersey	548	A-
Pittsburgh Water & Sewer, Pennsylvania	524	BBB+
Miami-Dade County Aviation, Florida	475	A
Yankee Stadium LLC New York City Industrial Development Authority	468	BBB-
Miami-Dade County School Board, Florida	464	A
San Bernardino County, California	462	A+
Anaheim (City of), California	455	BBB+
Kentucky (Commonwealth of)	447	A
Miami-Dade County, Florida	446	A+
Oyster Bay, New York	445	BBB-
Central Florida Expressway Authority, Florida (fka Orlando-Orange County Expressway Authority)	442	A+
Oregon School Boards Association	441	A+
Montefiore Medical Center, New York	434	BBB
Total top 50 U.S. public finance exposures	$44,184

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

1)	Transactions below B- are categorized as CCC.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of December 31, 2018
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$500	AA
SLM Private Credit Student Trust 2007-A	500	A+
Private US Insurance Securitization	424	AA
SLM Private Credit Student Loan Trust 2006-C	257	AA-
Private US Insurance Securitization	250	AA
Brightwood Fund III Static 2018-1, LLC	231	A-
Option One 2007-FXD2	196	CCC
Timberlake Financial, LLC Floating Insured Notes	175	BBB-
Soundview 2007-WMC1	160	CCC
Countrywide HELOC 2006-I	132	BBB-
CWABS 2007-4	124	A+
Nomura Asset Accept. Corp. 2007-1	121	CCC
CWALT Alternative Loan Trust 2007-HY9	116	A
Option One Mortgage Loan Trust 2007-Hl1	113	CCC
New Century Home Equity Loan Trust 2006-1	111	AAA
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA
OwnIt Mortgage Loan ABS Certificates 2006-3	110	AAA
Structured Asset Investment Loan Trust 2006-1	100	AAA
New Century 2005-A	94	CCC
Argent Securities Inc., Asset Backed Pass Through Certificates 2005-W4	93	CCC
Countrywide 2007-13	92	AA-
ALESCO Preferred Funding XIII, Ltd.	88	AA
Ballantyne Re Plc	85	CCC
Trapeza CDO XI	83	AA-
Preferred Term Securities XXIV, Ltd.	81	AA-
Total top 25 U.S. structured finance exposures	$4,347

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators of various sectors.

1)	Transactions below B- are categorized as CCC.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of December 31, 2018
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,592	A-
Hydro-Quebec, Province of Quebec	Canada	2,060	A+
Thames Water Utility Finance PLC	United Kingdom	1,900	A-
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,727	BBB+
Southern Gas Networks PLC	United Kingdom	1,635	BBB
Anglian Water Services Financing	United Kingdom	1,415	A-
Dwr Cymru Financing Limited	United Kingdom	1,392	A-
British Broadcasting Corporation (BBC)	United Kingdom	1,296	A+
National Grid Gas PLC	United Kingdom	1,247	BBB+
Channel Link Enterprises Finance PLC	France, United Kingdom	1,206	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	1,003	AAA
Capital Hospitals (Barts)	United Kingdom	886	BBB-
Aspire Defence Finance PLC	United Kingdom	855	BBB+
Verdun Participations 2 S.A.S.	France	720	BBB-
National Grid Company PLC	United Kingdom	674	BBB+
Sydney Airport Finance Company	Australia	625	BBB+
Yorkshire Water Services Finance PLC	United Kingdom	612	A-
InspirED Education (South Lanarkshire) PLC	United Kingdom	610	BBB-
Campania Region - Healthcare receivable	Italy	590	BBB-
Envestra Limited	Australia	585	A-
Coventry & Rugby Hospital Company	United Kingdom	538	BBB-
Derby Healthcare PLC	United Kingdom	508	BBB
Wessex Water Services Finance PLC	United Kingdom	495	BBB+
Severn Trent Water Utilities Finance PLC	United Kingdom	489	BBB+
Central Nottinghamshire Hospitals PLC	United Kingdom	465	BBB
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	463	BBB-
North Staffordshire PFI	United Kingdom	460	BBB-
NATS (En Route) PLC	United Kingdom	458	A
International Infrastructure Pool	United Kingdom	458	AAA
International Infrastructure Pool	United Kingdom	458	AAA
International Infrastructure Pool	United Kingdom	458	AAA
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	452	BBB
United Utilities Water PLC	United Kingdom	427	BBB+
South East Water	United Kingdom	404	BBB+
Scotland Gas Networks PLC	United Kingdom	384	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	382	BBB
BBI (DBCT) Finance Property Limited	Australia	374	BBB
Octagon Healthcare Funding PLC	United Kingdom	328	BBB
St. James's Oncology Financing PLC	United Kingdom	323	BBB
Integrated Accommodation Services PLC	United Kingdom	317	BBB+
Valencia Fair	Spain	316	BB-
Bakethin Finance PLC	United Kingdom	310	A-
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	301	BBB
MPC Funding Limited	Australia	301	BBB+
Western Power Distribution (South Wales) PLC	United Kingdom	287	BBB+
Dali Capital (Northumbrian Water) PLC	United Kingdom	285	BBB+
The Republic of Poland	Poland	282	A-
Sarawak Capital Incorporated	Malaysia	280	BBB+
Province of Nova Scotia	Canada	267	A+
Japan Expressway Holding and Debt Repayment Agency	Japan	258	A+
Total top 50 non-U.S. exposures		$35,158

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended December 31, 2018

	Net Expected Loss to be Paid (Recovered) at September 30, 2018	Economic Loss Development During 4Q-18	(Paid) Recovered Losses During 4Q-18	Net Expected Loss to be Paid (Recovered) as of December 31, 2018
Public Finance:
U.S. public finance	$832	$11	$(11)	$832
Non-U.S public finance	38	(5)	(1)	32
Public Finance	870	6	(12)	864

Structured Finance:
U.S. RMBS (2)	303	(17)	7	293
Other structured finance	18	11	(3)	26
Structured Finance	321	(6)	4	319
Total	$1,191	$—	$(8)	$1,183

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Year Ended December 31, 2018

	Net Expected Loss to be Paid (Recovered) as of December 31, 2017	Net Expected Loss to be Paid on SGI Portfolio as of June 1, 2018	Economic Loss Development During 2018	(Paid) Recovered Losses During 2018	Net Expected Loss to be Paid (Recovered) as of December 31, 2018
Public Finance:
U.S. public finance	$1,157	$—	$70	$(395)	$832
Non-U.S public finance	46	1	(14)	(1)	32
Public Finance	1,203	1	56	(396)	864

Structured Finance:
U.S. RMBS (2)	73	130	(69)	159	293
Other structured finance	27	—	8	(9)	26
Structured Finance	100	130	(61)	150	319
Total	$1,303	$131	$(5)	$(246)	$1,183

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties (R&W) receivable of $5 million as of December 31, 2018, $13 million as of September 30, 2018, and $117 million as of December 31, 2017.

Assured Guaranty Ltd.
Loss Measures
As of December 31, 2018
(dollars in millions)

	Total Net Par Outstanding for BIG Transactions	4Q-18 Loss and LAE	4Q-18 Loss and LAE included in Non-GAAP Operating Income (1)	4Q-18 Effect of FG VIE Consolidation (2)	YTD 2018 Loss and LAE	YTD 2018 Loss and LAE included in Non-GAAP Operating Income (1)	YTD 2018 Effect of FG VIE Consolidation (2)
Public finance:
U.S. public finance	$6,388	$14	$14	$—	$90	$90	$—
Non-U.S public finance	1,041	(2)	(2)	—	(7)	(7)	—
Public finance	7,429	12	12	—	83	83	—
Structured finance:
U.S. RMBS	2,387	2	2	3	(15)	(16)	3
Other structured finance	344	7	13	—	(4)	6	—
Structured finance	2,731	9	15	3	(19)	(10)	3
Total	$10,160	$21	$27	$3	$64	$73	$3

1)	Non-GAAP operating income includes financial guaranty insurance and credit derivatives.

2)
The "Effect of FG VIE Consolidation" column represents amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2018		2017		2016		2015		2014
GAAP Summary Statements of Operations Data
Net earned premiums	$548		$690		$864		$766		$570
Net investment income	398		418		408		423		403
Total expenses	422		748		660		776		463
Income (loss) before income taxes	580		991		1,017		1,431		1,531
Net income (loss)	521		730		881		1,056		1,088
Net income (loss) per diluted share	4.68		5.96		6.56		7.08		6.26

GAAP Summary Balance Sheet Data
Total investments and cash	$10,977		$11,539		$11,103		$11,358		$11,459
Total assets	13,603		14,433		14,151		14,544		14,919
Unearned premium reserve	3,512		3,475		3,511		3,996		4,261
Loss and LAE reserve	1,177		1,444		1,127		1,067		799
Long-term debt	1,233		1,292		1,306		1,300		1,297
Shareholders’ equity	6,555		6,839		6,504		6,063		5,758
Shareholders’ equity per share	63.23		58.95		50.82		43.96		36.37

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$371,586		$401,118		$437,535		$536,341		$609,622
Gross debt service outstanding (end of period)	375,080		408,492		455,000		559,470		646,722
Net par outstanding (end of period)	241,802		264,952		296,318		358,571		403,729
Gross par outstanding (end of period)	244,191		269,386		307,474		373,192		426,705

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$359,499		$373,340		$401,004		$502,331		$583,598
Gross debt service outstanding (end of period)	362,974		380,478		417,072		524,104		619,475
Net par outstanding (end of period)	230,664		239,003		262,468		327,306		379,714
Gross par outstanding (end of period)	233,036		243,217		272,286		340,662		401,552

Claims-paying resources
Policyholders' surplus	$5,148		$5,305		$5,126		$4,631		$4,222
Contingency reserve	1,663		1,750		2,008		2,263		2,330
Qualified statutory capital	6,811		7,055		7,134		6,894		6,552
Unearned premium reserve and net deferred ceding commission income	2,950		2,849		2,672		3,225		3,492
Loss and LAE reserves	1,023		1,092		888		1,043		852
Total policyholders' surplus and reserves	10,784		10,996		10,694		11,162		10,896
Present value of installment premium	451		445		500		645		716
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	180		180		360		360		450
Total claims-paying resources	$11,815		$12,021		$11,954		$12,567		$12,462

Ratios:
Net par outstanding to qualified statutory capital	34	:1	34	:1	37	:1	47	:1	58	:1
Capital ratio	53	:1	53	:1	56	:1	73	:1	89	:1
Financial resources ratio	31	:1	31	:1	34	:1	40	:1	47	:1

Par and Debt Service Written
Gross debt service written:
Public finance - U.S.	$31,989		$26,988		$25,423		$25,832		$20,804
Public finance - non-U.S.	7,166		2,811		848		2,054		233
Structured finance - U.S.	1,191		500		1,143		355		423
Structured finance - non-U.S.	369		202		30		69		387
Total gross debt service written	$40,715		$30,501		$27,444		$28,310		$21,847

Net debt service written	$40,630		$30,476		$27,444		$28,310		$21,847
Net par written	24,538		17,962		17,854		17,336		13,171
Gross par written	24,624		18,024		17,854		17,336		13,171

1)	Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)
See page 9 for additional detail on claims-paying resources. Beginning in the second quarter of 2018, the Company incorporates deferred ceding commission income in claims-paying resources. The claims paying resources in prior periods have been updated to reflect this change.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2018	2017	2016	2015	2014
Total GWP	$612	$307	$154	$181	$104
Less: Installment GWP and other GAAP adjustments (2)	119	99	(10)	55	(22)
Upfront GWP	493	208	164	126	126
Plus: Installment premium PVP	170	81	50	53	42
Total PVP	$663	$289	$214	$179	$168

PVP:
Public finance - U.S.	$391	$196	$161	$124	$128
Public finance - non-U.S.	94	66	25	27	7
Structured finance - U.S.	166	12	27	22	24
Structured finance - non-U.S.	12	15	1	6	9
Total PVP	$663	$289	$214	$179	$168

Non-GAAP operating income reconciliation:
Net income (loss)	$521	$730	$881	$1,056	$1,088
Less pre-tax adjustments:
Realized gains (losses) on investments	(32)	40	(30)	(27)	(56)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	101	43	36	505	687
Fair value gains (losses) on CCS	14	(2)	—	27	(11)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(32)	57	(33)	(15)	(21)
Total pre-tax adjustments	51	138	(27)	490	599
Less tax effect on pre-tax adjustments	(12)	(69)	13	(144)	(158)
Non-GAAP operating income	$482	$661	$895	$710	$647

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income (net of tax provision (benefit) of $(1), $6, $7, $4, and $84)	$(4)	$11	$12	$11	$156

Non-GAAP operating income per diluted share reconciliation:
Net income (loss) per diluted share	$4.68	$5.96	$6.56	$7.08	$6.26
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.29)	0.33	(0.23)	(0.18)	(0.32)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.90	0.35	0.27	3.39	3.95
Fair value gains (losses) on CCS	0.13	(0.02)	—	0.18	(0.06)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.29)	0.46	(0.25)	(0.10)	(0.12)
Total pre-tax adjustments	0.45	1.12	(0.21)	3.29	3.45
Less tax effect on pre-tax adjustments	(0.11)	(0.57)	0.09	(0.97)	(0.92)
Non-GAAP operating income per diluted share	$4.34	$5.41	$6.68	$4.76	$3.73

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$(0.03)	$0.10	$0.10	$0.07	$0.90

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of December 31,
	2018	2017	2016	2015	2014
Adjusted book value reconciliation:
Shareholders' equity	$6,555	$6,839	$6,504	$6,063	$5,758
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(45)	(146)	(189)	(241)	(741)
Fair value gains (losses) on CCS	74	60	62	62	35
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	247	487	316	373	523
Less taxes	(63)	(83)	(71)	(56)	45
Non-GAAP operating shareholders' equity	6,342	6,521	6,386	5,925	5,896
Pre-tax adjustments:
Less: Deferred acquisition costs	105	101	106	114	121
Plus: Net present value of estimated net future revenue	204	146	136	169	159
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,005	2,966	2,922	3,384	3,461
Plus taxes	(524)	(512)	(832)	(968)	(960)
Non-GAAP adjusted book value	$8,922	$9,020	$8,506	$8,396	$8,435

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(1), $(2), $4, $11, and $20)	$3	$5	$(7)	$(21)	$(37)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $4, $3, $12, $22, and $33)	$(15)	$(14)	$(24)	$(43)	$(60)

Adjusted book value per share reconciliation:
Shareholders' equity per share	$63.23	$58.95	$50.82	$43.96	$36.37
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.44)	(1.26)	(1.48)	(1.75)	(4.68)
Fair value gains (losses) on CCS	0.72	0.52	0.48	0.45	0.22
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	2.39	4.20	2.47	2.71	3.30
Less taxes	(0.61)	(0.71)	(0.54)	(0.41)	0.29
Non-GAAP operating shareholders' equity per share	61.17	56.20	49.89	42.96	37.24
Pre-tax adjustments:
Less: Deferred acquisition costs	1.01	0.87	0.83	0.83	0.76
Plus: Net present value of estimated net future revenue	1.96	1.26	1.07	1.23	1.00
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	28.98	25.56	22.83	24.53	21.86
Plus taxes	(5.04)	(4.41)	(6.50)	(7.02)	(6.07)
Non-GAAP adjusted book value per share	$86.06	$77.74	$66.46	$60.87	$53.27

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity per share	$0.03	$0.03	$(0.06)	$(0.15)	$(0.24)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value per share	$(0.15)	$(0.12)	$(0.18)	$(0.31)	$(0.39)

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2018.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utility Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily include obligations of local, municipal, regional or national governmental authorities or agencies.

Structured Finance:
Residential Mortgage-Backed Securities are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures, along with the effect of FG VIE consolidation, provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company. However, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. Management and the Board of Directors use non-GAAP financial measures adjusted to remove FG VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation. Wherever possible, the Company has separately disclosed the effect of FG VIE consolidation.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted to remove the effect of FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted to remove the effect of FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Non-GAAP operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) non-GAAP operating income, adjusted to remove the effect of FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted to remove the effect of FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted to remove the effect of FG VIE consolidation, and (4) PVP.

 The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Non-GAAP Operating Income: Management believes that non-GAAP operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts non-GAAP operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Non-GAAP operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Operating Shareholders’ Equity and Non-GAAP Adjusted Book Value: Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

 4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that non-GAAP adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Non-GAAP Operating Return on Equity (Non-GAAP Operating ROE): Non-GAAP Operating ROE represents non-GAAP operating income for a specified period divided by the average of non-GAAP operating shareholders’ equity at the beginning and the end of that period. Management believes that non-GAAP operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use non-GAAP operating ROE, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date non-GAAP operating ROE are calculated on an annualized basis. Non-GAAP operating ROE, adjusted for FG VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for contracts other than financial guaranty insurance contracts (such as non-financial guaranty insurance contracts and credit derivatives). There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from these contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com